UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2018

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, a majority of the independent directors of the board of directors of Paratek Pharmaceuticals, Inc. approved an amendment to the Paratek Pharmaceuticals, Inc. 2017 Inducement Plan (the “2017 Inducement Plan”), increasing the aggregate number of shares of common stock that may be issued pursuant to awards under the 2017 Inducement Plan from 550,000 shares to 1,050,000 shares (the “Share Reserve”). The amendment was approved without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). Other than the increase in the Share Reserve, the terms and conditions of the 2017 Inducement Plan were not changed.

The foregoing is a brief description of the material terms of the 2017 Inducement Plan, as amended, and is qualified by reference to the full text of the 2017 Inducement Plan, as amended, filed as Exhibit 10.1 to this Current Report

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Paratek Pharmaceuticals, Inc. 2017 Inducement Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ William M. Haskel

Name: William M. Haskel
Title: Senior Vice President, General Counsel and Corporate Secretary